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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No. 333-01564 on Form S-3, Registration Statement No. 33-48108, Registration Statement No. 33-48109, Post-Effective Amendment No. 1 to Registration Statement No. 33-48110, Post-Effective Amendment No. 1 to Registration Statement No. 33-48111, Registration Statement No. 33-61792, Registration Statement No. 333-21109, Registration Statement No. 333-21121 and Registration Statement No. 33-74692 of The Men's Wearhouse, Inc. on Form S-8 of our report dated March 3, 1998 appearing in this Annual Report on Form 10-K of The Men's Wearhouse, Inc. for the year ended January 31, 1998.


/s/ DELOITTE & TOUCHE LLP

Houston, Texas
April 24, 1998